As filed with the U.S. Securities and Exchange Commission on June 19, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MUELLER WATER PRODUCTS, INC.*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3547095 (I.R.S. Employer Identification Number
1200 Abernathy Road, NE, Suite 1200
Atlanta GA 30328
(770) 206-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith L. Belknap
Senior Vice President and General Counsel
Mueller Water Products, Inc.
1200 Abernathy Road, NE, Suite 1200
Atlanta GA 30328
(770) 206-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

William C. Smith, III
King & Spalding LLP
1180 Peachtree Street
Atlanta, GA 30309
(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐
Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Debt Securities
Subsidiary Guarantees of
Debt Securities (3)
Common Stock
Preferred Stock
Warrants
Depositary Shares
Units
Total

(1)
The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(3)	Pursuant to Rule 457(n), no registration fee is required with respect to any guarantee.

*TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

Anvil International Holdings, LLC	Delaware	02-0528736	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Anvil International, LLC	Delaware	01-0868924	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Echologics, LLC	Delaware	27-4522219	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Henry Pratt Company, LLC	Delaware	36-3658415	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Henry Pratt International, LLC	Delaware	56-2317691	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
James Jones Company, LLC	Delaware	95-0885425	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
J.B. Smith Mfg Co., LLC	Delaware	74-2536921	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Co. International Holdings, LLC	Delaware	45-3597574	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Co. LLC	Delaware	11-3782593	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Group, LLC	Delaware	37-1387813	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Group Co-Issuer, Inc.	Delaware	20-3904177	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller International, LLC	Delaware	52-2345494	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Property Holdings, LLC	Delaware	45-4803359	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Service California, Inc.	Delaware	26-1955676	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Service Co., LLC	Delaware	52-1523726	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Systems, LLC	Delaware	37-1388051	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
OSP, LLC	Delaware	45-4803367	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
U.S. Pipe Valve & Hydrant, LLC	Delaware	26-4104389	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

PROSPECTUS

MUELLER WATER PRODUCTS, INC.

Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Units

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. Each time we sell securities under this prospectus, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Mueller Water Products, Inc. common stock is traded on the New York Stock Exchange under the symbol “MWA.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [_________], 2015

NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CONSTITUTE AN OFFER TO SELL ONLY THE SECURITIES OFFERED HEREBY AND THEREBY, AND ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THEIR RESPECTIVE DATES.

Unless the context requires otherwise, references to “Mueller,” “the Company,” “we,” “us,” “our” or similar terms are to Mueller Water Products, Inc. and its subsidiaries, as applicable.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, in one or more offerings:

•	debt securities, which may be guaranteed by the registrant subsidiaries;

•	common stock;

•	preferred stock;

•	warrants;

•	depositary shares; and

•	units.

Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, and/or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
MUELLER WATER PRODUCTS

We are a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our products and services are used by municipalities and the residential and non-residential construction industries. Certain of our products have leading positions due to their strong brand recognition and reputation for quality, service and innovation. We believe that we have one of the largest installed bases of iron gate valves and fire hydrants in the United States. Our iron gate valve or fire hydrant products are specified for use in the largest 100 metropolitan areas in the United States. Our large installed base, broad product range and well-known brands have led to long-standing relationships with the key distributors and end users of our products.

Mueller Water Products, Inc. is a Delaware corporation that was incorporated on September 22, 2005 under the name Mueller Holding Company, Inc. We changed our name to Mueller Water Products, Inc. on February 2, 2006. Our principal executive offices are located at 1200 Abernathy Road N.E., Suite 1200, Atlanta, Georgia 30328, and our main telephone number at that address is (770) 206-4200.

We manage our business and report operations through two segments, based largely on the products sold and the customers served: Mueller Co. and Anvil.

Mueller Co.

Mueller Co. manufactures valves for water and gas systems, including iron gate, butterfly, tapping, check, knife, plug and ball valves, as well as dry-barrel and wet-barrel fire hydrants and a broad line of pipe repair products, such as clamps and couplings used to repair leaks. Mueller Co. also offers residential and commercial water metering products and systems and water leak detection and pipe condition assessment products and services. Sales of Mueller Co. products are driven principally by spending on water and wastewater infrastructure upgrade, repair and replacement, and by construction of new water and wastewater infrastructure, which is typically associated with construction of new residential communities. Mueller Co. products are sold primarily through waterworks distributors.

Anvil

Anvil manufactures and sources a broad range of products, including a variety of fittings, couplings, hangers, valves and related products for use in non-residential construction (including HVAC and fire protection applications), industrial, power and oil & gas end markets. Anvil’s products are sold primarily through distributors who then sell the products to a wide variety of end users. These distributors are serviced primarily through Anvil’s distribution centers.

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WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file annual, quarterly and current reports and other information with the SEC. You can read our SEC filings at the SEC’s website at www.sec.gov. To receive copies of public records not posted to the SEC’s website at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.
Our SEC filings are also available in the investor relations portion of the Company’s website at http://www.muellerwaterproducts.com. The information on, or accessible through, our website is not part of this prospectus unless specifically incorporated herein by reference.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to ‘‘incorporate by reference’’ into this prospectus information in documents we have filed with the SEC, which means we can disclose important information about us by referring you to those documents that are considered part of this prospectus and any prospectus supplement. Any statement contained in this prospectus, any prospectus supplement or a document incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. We incorporate by reference the documents listed below that we filed with the SEC and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the time we sell all the securities offered by this prospectus or any prospectus supplement; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Annual Report on Form 10-K for the year ended September 30, 2014;

•	Quarterly Reports on Form 10-Q for the quarters ended December 31, 2014 and March 31, 2015;

•	Current Reports on Form 8-K filed on November 6, 2014, November 26, 2014 and January 29, 2015;

•	Definitive Proxy Statement for the Company’s Annual Meeting of Stockholders held on January 28, 2015; and

•	the description of our common stock contained in our Registration Statement on Form S-1/A filed on May 25, 2006, including any amendment or report filed for the purpose of updating such description.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to us at the following address:

Mueller Water Products, Inc.
1200 Abernathy Road, NE, Suite 1200
Atlanta GA 30328
Attn: Corporate Secretary

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the federal securities laws. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file or furnish with the SEC or in connection with oral statements made to the press, potential investors or others. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors described under the section entitled “RISK FACTORS” in Item 1A of Part I of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which has been incorporated into this prospectus by reference. Undue reliance should not be placed on any forward-looking statements. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements, and we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We do not have any intention or obligation to update forward-looking statements, except as required by law.
USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.
LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by our counsel, King & Spalding LLP. Any underwriters will be represented by their own legal counsel.
EXPERTS

The consolidated financial statements of Mueller Water Products, Inc. appearing in Mueller Water Product’s Annual Report (Form 10-K) for the year ended September 30, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Mueller Water Products, Inc.

Filing Fee-Securities and Exchange Commission	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Trustee and depositary fees and expenses	(2)
Printing and engraving expenses	(2)
Blue sky fees and expenses	(2)
Rating agency fees	(2)
Listing fees and expenses	(2)
Miscellaneous expenses	(2)

Total expenses	$(2)

(1)
The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the Delaware General Corporation Law (the “DGCL”), the Delaware Limited Liability Company Act and the bylaws of Mueller Water Products, Inc. (the “Company”) and the subsidiary guarantor registrants.
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, which we refer to as Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Certain of the subsidiary guarantor registrants are Delaware limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.
The amended and restated bylaws of the Company provide we must indemnify our former and present directors and officers, and to advance them certain expenses in defending any relevant action, suit or proceeding, to the fullest extent permitted by the laws of Delaware, subject to the limitations as described above. Our bylaws also provide in greater detail our obligations and certain procedures regarding such indemnification and the advancement of expenses. The provision of indemnification and the advancement of expenses to persons under our bylaws does not limit or restrict in any way our power to indemnify or advance expenses to them in any other way permitted by law. Without limitation to the foregoing sentence, our bylaws also authorize us to maintain insurance on behalf of any of our former or present directors and officers against any liability asserted against them or incurred by them in their capacity or status as directors or officers of the Company.
As authorized by the DGCL, the directors of the Company have approved a form of Indemnification Agreement that the Company may enter into with its directors. A person with whom the Company has entered into such an Indemnification Agreement (an “Indemnitee”) shall be indemnified against liabilities and expenses related to such person’s capacity as an officer or director or to capacities served with other entities at the request of the Company, except for claims excepted from the limited liability provisions described above. An Indemnitee is also entitled to the benefits of any directors’ and officers’ liability insurance policy maintained by the Company. The Company has entered into an Indemnification Agreement with each of its directors.
The respective bylaws of each of the subsidiary guarantors indemnify their respective directors and officers to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

LIST OF EXHIBITS

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement for Debt Securities.
1.2**	Form of Underwriting Agreement for Common Stock.
1.3**	Form of Underwriting Agreement for Preferred Stock.
1.4**	Form of Underwriting Agreement for Warrants.
4.1°	Form of Indenture.
4.2**	Form of Debt Security (included in Exhibit 4.1).
4.3**	Form of Warrant Agreement and Warrant Certificate.
4.4**	Form of Unit Agreement.
4.5**	Form of Deposit Agreement.
4.6**	Certificate of Designation of Preferred Stock.
5.1*	Opinion of King & Spalding LLP.
12.1*	Computation of the Ratio of Earnings to Fixed Charges.
23.1*	Consent of King & Spalding LLP (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP.
24.1*	Powers of Attorney (included on signature page of this Registration Statement).
25.1*	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture for the Debt Securities.

*	Filed herewith.
**	To be filed under a Current Report on Form 8-K and incorporated by reference herein.
°	Incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 (333-182160).

Item 17. Undertakings

1.    The undersigned registrant hereby undertakes:
(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that Paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of

1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.
(b)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date
(e)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 19, 2015.

MUELLER WATER PRODUCTS, INC.
(Registrant)

By:	/s/ Evan. L Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, a Delaware corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Gregory E. Hyland and Evan L. Hart, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 19, 2015.

Signature	Title

/s/ Gregory E. Hyland	President and Chief Executive Officer (principal executive officer)
Gregory E. Hyland

/s/ Evan L. Hart	Senior Vice President and Chief Financial Officer (principal financial officer)
Evan L. Hart

/s/ Kevin G. McHugh	Vice President and Controller (principal accounting officer)
Kevin G. McHugh

/s/ Shirley C. Franklin	Director
Shirley C. Franklin

/s/ Thomas J. Hansen	Director
Thomas J. Hansen

/s/ Jerry W. Kolb	Director
Jerry W. Kolb

/s/ Joseph B. Leonard	Director
Joseph B. Leonard

/s/ Mark J. O’Brien	Director
Mark J. O’Brien

/s/ Bernard G. Rethore	Director
Bernard G. Rethore

/s/ Neil A. Springer	Director
Neil A. Springer

/s/ Lydia W. Thomas	Director
Lydia W. Thomas

/s/ Michael T. Tokarz	Director
Michael T. Tokarz

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 19, 2015.

ECHOLOGICS, LLC MUELLER CO. INTERNATIONAL HOLDINGS, LLC MUELLER CO. LLC MUELLER INTERNATIONAL, LLC MUELLER PROPERTY HOLDINGS, LLC MUELLER SYSTEMS, LLC OSP, LLC

By:	/s/ Evan. L Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Gregory E. Hyland and Evan L. Hart and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the SEC, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 19, 2015.

Signature	Title

/s/ Gregory E. Hyland	Chief Executive Officer (principal executive officer) and Manager of Mueller Group, LLC (sole member of registrant)
Gregory E. Hyland

/s/ Evan L. Hart	Senior Vice President and Chief Financial Officer (principal financial officer)
Evan L. Hart

/s/ Kevin G. McHugh	Vice President and Controller (principal accounting officer)
Kevin G. McHugh

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 19, 2015.

ANVIL INTERNATIONAL, LLC HENRY PRATT COMPANY, LLC JAMES JONES COMPANY, LLC MUELLER SERVICE CO., LLC U.S. PIPE VALVE AND HYDRANT, LLC

By:	/s/ Evan. L Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Gregory E. Hyland and Evan L. Hart and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the SEC, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 19, 2015.

Signature	Title

/s/ Gregory E. Hyland	Chief Executive Officer (principal executive officer) and Manager of Mueller Co. LLC (sole member of registrant)
Gregory E. Hyland

/s/ Evan L. Hart	Senior Vice President and Chief Financial Officer (principal financial officer)
Evan L. Hart

/s/ Kevin G. McHugh	Vice President and Controller (principal accounting officer)
Kevin G. McHugh

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 19, 2015.

ANVIL INTERNATIONAL HOLDINGS, LLC J.B. SMITH MFG CO., LLC

By:	/s/ Evan. L Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Gregory E. Hyland and Evan L. Hart and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the SEC, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 19, 2015.

Signature	Title

/s/ Gregory E. Hyland	Chief Executive Officer (principal executive officer) and Manager of Anvil International, LLC (sole member of registrant)
Gregory E. Hyland

/s/ Evan L. Hart	Senior Vice President and Chief Financial Officer (principal financial officer)
Evan L. Hart

/s/ Kevin G. McHugh	Vice President and Controller (principal accounting officer)
Kevin G. McHugh

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 19, 2015.

HENRY PRATT INTERNATIONAL, LLC

By:	/s/ Evan. L Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Gregory E. Hyland and Evan L. Hart and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the SEC, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 19, 2015.

Signature	Title

/s/ Gregory E. Hyland	Chief Executive Officer (principal executive officer) and Manager of Henry Pratt Company, LLC (sole member of registrant)
Gregory E. Hyland

/s/ Evan L. Hart	Senior Vice President and Chief Financial Officer (principal financial officer)
Evan L. Hart

/s/ Kevin G. McHugh	Vice President and Controller (principal accounting officer)
Kevin G. McHugh

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 19, 2015.

MUELLER GROUP, LLC

By:	/s/ Evan. L Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Gregory E. Hyland and Evan L. Hart and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the SEC, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 19, 2015.

Signature	Title

/s/ Gregory E. Hyland	Chief Executive Officer (principal executive officer)
Gregory E. Hyland

/s/ Evan L. Hart	Senior Vice President and Chief Financial Officer (principal financial officer)
Evan L. Hart

/s/ Kevin G. McHugh	Vice President and Controller (principal accounting officer)
Kevin G. McHugh

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 19, 2015.

MUELLER GROUP CO-ISSUER, INC. MUELLER SERVICE CALIFORNIA, INC.

By:	/s/ Evan. L Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Gregory E. Hyland and Evan L. Hart and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the SEC, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 19, 2015.

Signature	Title

/s/ Gregory E. Hyland	Chief Executive Officer (principal executive officer) and Director
Gregory E. Hyland

/s/ Evan L. Hart	Senior Vice President and Chief Financial Officer (principal financial officer) and Director
Evan L. Hart

/s/ Kevin G. McHugh	Vice President and Controller (principal accounting officer)
Kevin G. McHugh